EXECUTION COPY

Exhibit 4.13

REGISTRATION RIGHTS AGREEMENT

dated as of December 7, 2006

among

CGEN DIGITAL MEDIA COMPANY LIMITED

and

the INVESTORS

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated December 7, 2006, is made by and among CGEN DIGITAL MEDIA COMPANY LIMITED, an exempted company with limited liability under the laws of the Cayman Islands (the “Company”), and the INVESTORS (as herein defined).

WHEREAS, pursuant to the terms of that certain Registration Rights Agreement (the “Prior Agreement”) dated January 16, 2006, by and among the Company, the holders (the “Series A Investors”) of the Company’s Series A Redeemable Convertible Preferred Shares, par value US$0.000001 (the “Series A Preferred Shares”), convertible into the Company’s ordinary shares, par value US$0.000001 (the “Ordinary Shares”) and the holder (the “Series B Investors”) of the Company’s Series B Redeemable Convertible Preferred Shares, par value US$0.000001 (the “Series B Preferred Shares”), convertible into Ordinary Shares, agreed upon the terms and conditions for the registration of the Company’s Ordinary Shares held by the Series A Investors and the Series B Investors;

WHEREAS, the Series A Investors and the Series B Investors desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain other Investors own or have the right to purchase or otherwise acquire Ordinary Shares and the Company and all the Investors deem it to be in their respective best interests to set forth the rights of the Investors in connection with public offerings and sales of the Ordinary Shares and are entering into this Agreement as a condition to and in connection with the Company’s sale of its Series C Redeemable Convertible Preferred Shares, par value US$0.000001 (the “Series C Preferred Shares”), convertible into Ordinary Shares.

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Company and the Investors hereby agree as follows:

Section 1. Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Charter” means the Company’s Amended and Restated Memorandum and Articles of Association

“Commission” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Exchange Act” means the United States Securities Exchange Act of 1934 or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Investors” means the persons identified on Schedule I hereto and each additional person who shall execute a counterpart signature page hereto, and includes any successor to, or assignee or transferee of, any such person who or which agrees in writing to be treated as an Investor hereunder and to be bound by the terms and comply with all applicable provisions hereof.

“Other Shares” means at any time those Ordinary Shares that do not constitute Primary Shares or Registrable Shares.

“Primary Shares” means at any time the authorized but unissued Ordinary Shares and Ordinary Shares held by the Company in its treasury.

“Qualified Public Offering” shall have the meaning set forth in the Charter.

“Registrable Shares” means at any time, with respect to any Investor, the Ordinary Shares held by such Investor which constitute Restricted Shares.

“Restricted Shares” means Ordinary Shares held by any Investor issuable upon the conversion of shares of the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares and any other securities that by their terms are exercisable or exchangeable for or convertible into Ordinary Shares or other securities that are so exercisable or convertible and any securities received in respect thereof, which are held by such Investor and any depositary receipts or depositary shares issued by any institutional depositary upon deposit of any of the foregoing. As to any particular Restricted Shares, once issued, such Restricted Shares shall cease to be Restricted Shares when (i) they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to such effective registration statement, (ii) they are eligible to be sold or distributed pursuant to Rule 144, or (iii) they shall have ceased to be outstanding or issued shares.

“Registration Date” means the date upon which the registration statement in connection with a Qualified Public Offering shall have been declared or otherwise become effective.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).

“Securities Act” means the United States Securities Act of 1933 or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

Section 2. Demand Registration.

On any date after the earlier of (a) December 31, 2009 and (b) 180 days following the Registration Date, if holders representing not less than 20% of the Restricted Shares then outstanding shall in writing state that such holders desire to sell Registrable Shares in the public securities markets and request the Company to effect the registration under the Securities Act of Registrable Shares, the Company shall promptly use best efforts to effect the registration under the Securities Act of the Registrable Shares that the Company has been so requested to register; provided, however, that the Company shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

(a) the Company shall not be obligated to use best efforts to file and cause to become effective (i) more than three registration statements initiated pursuant to this Section 2 on Form F-1 promulgated under the Securities Act or any successor form thereto or (ii) any registration statement during any period in which any other registration statement (other than on Form F-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to which Primary Shares are to be or were sold has been filed and not withdrawn or has been declared effective within the prior 90 days.

(b) the Company may delay the filing or effectiveness of any registration statement for a period of up to 90 days after the date of a request for registration pursuant to this Section 2 if at the time of such request (i) the Company is engaged, or has fixed plans to engage within 90 days of the time of such request, in a firm commitment underwritten public offering of Primary Shares whether or not the holders of Registrable Shares may include Registrable Shares pursuant to Section 3 or (ii) the Company reasonably determines that such registration and offering would interfere with any material transaction involving the Company, as approved by the Board of Directors.

(c) with respect to any registration pursuant to this Section 2, the Company shall give notice of such registration to the Investors who do not request registration hereunder and to the holders of all Other Shares which are entitled to registration rights and the Company may also include in such registration any Primary Shares or Other Shares; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares, Primary Shares or Other Shares proposed to be included in such registration would interfere with the successful marketing of the Registrable Shares proposed to be included in such registration, then the number of Registrable Shares, Primary Shares or Other Shares proposed to be included in such registration shall be included in the following order of priority:

(i) first, the Registrable Shares requested to be included in such registration (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares requested to be registered by each such holder);

(ii) second, the Primary Shares; and

(iii) third, the Other Shares that are entitled to registration rights.

(d) If the holders of the Registrable Shares requesting to be included in a registration pursuant to this Section 2 so elect, the offering of such Registrable Shares pursuant to such registration shall be in the form of an underwritten offering. The Company shall select one or more nationally recognized firms of investment bankers reasonably acceptable to the Investors to act as the lead managing underwriter or underwriters in connection with such offering and shall select any additional investment bankers and managers reasonably acceptable to the Investors to be used in connection with the offering.

(e) At any time before the registration statement covering Registrable Shares becomes effective, the holders of a majority of such shares may request the Company to withdraw or not to file the registration statement. In that event, if such request of withdrawal shall have been caused by, or made in response to, the material adverse effect of an event on the business, properties, condition, financial or otherwise, or operations of the Company, the Holders shall not be deemed to have used one of their demand registration rights under this Section 2.

Section 3. Piggyback Registration.

If the Company at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form F-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall give written notice to the Investors of its intention to so register such Primary Shares or Other Shares at least 30 days before the initial filing of such registration statement and, upon the written request, delivered to the Company within 20 days after delivery of any such notice by the Company, of the Investors to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration and shall state that such Investors desire to sell such Registrable Shares in the public securities markets), the Company shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares requested to be included in such registration would interfere with the successful marketing of the Primary Shares or Other Shares proposed to be registered by the Company, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order of priority:

(a) first, the Primary Shares;

(b) second, the Registrable Shares requested to be included in such registration (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares requested to be registered by each such holder); and

(c) third, the Other Shares requested to be included in such registration.

Section 4. Registrations on Form F-3.

Anything contained in Section 2 to the contrary notwithstanding, and in addition to the rights thereunder, at such time as the Company shall have qualified for the use of Form F-3 promulgated under the Securities Act or any successor form thereto, the holders of the Registrable Shares then outstanding shall have the right to request in writing three registrations of Registrable Shares on Form F-3 or such successor form of Registrable Shares, which request or requests shall (i) specify the number of Registrable Shares intended to be sold or disposed of and the holders thereof, (ii) state the intended method of disposition of such Registrable Shares and (iii) relate to Registrable Shares having an aggregate offering price of at least $1,000,000. A requested registration on Form F-3 or any such successor form in compliance with this Section 4 shall not count as a registration statement initiated pursuant to Section 2 but shall otherwise be treated as a registration initiated pursuant to, and shall, except as otherwise expressly provided in this Section 4, be subject to Section 2, including, without limitation, Section 2(a)(ii).

Section 5. Holdback Agreement.

If the Company at any time shall register Ordinary Shares under the Securities Act (including any registration pursuant to Section 2, Section 3 or Section 4 hereof) for sale to the public pursuant to an underwritten offering, if reasonably requested by the underwriters of such offering to enter into holdback agreements, pursuant to such agreements the Investors shall not sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any Registrable Shares (other than those Ordinary Shares included in such registration pursuant to Section 2, Section 3 or Section 4 hereof) without the prior written consent of the lead managing underwriter, for a period designated by the lead managing underwriter in writing to the Investors, which period shall begin not more than 10 days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than 90 days after the effective date of such registration statement. The obligations of each Investor under this Section 5 shall be conditioned upon the following: (a) the holdback agreement applies only to the first registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering, but not to Registrable Securities actually sold pursuant to such registration statement; (b) all founders, directors or officers of the Company or any subsidiary thereof, and holders of one percent or more of any class of securities of the Company are bound by substantially identical restrictions, and that neither the Company nor the underwriters will release any such founders, directors or officers or holders of one percent or more of any class of securities from the lock-up without first releasing the Investors; (c) the holdback agreement provides that if any securities of the Company are to be excluded or released in whole or part from such restrictions, the underwriters shall so notify each Investor and each Investor shall be excluded or released, in proportionate amounts to the extent of the exclusion or release with respect to any other holder of the Company’s securities, including any founder or any director or officer of the Company or any subsidiary, or holder of one percent or more of any class of securities of the Company subject to such restrictions; (d) the holdback agreement by its terms permits transfers of Registrable Securities by any Investor to any affiliate of such Investor during the restricted period, provided that such affiliate executes a holdback agreement substantively identical to that executed by the transferring Investor; and (e) without prejudicing any right that an Investor may have under the Shareholders’ Agreement, the Company shall permit and use its best effort to cause the underwriter to permit, to the extent permitted by applicable law and regulation, the holders of Series A Preferred Shares, Series B Preferred Shares and/or Series C Preferred Shares to sell their Shares in an amount representing up to 20% of the Shares or other securities to be sold in such public offering.

Section 6. Preparation and Filing.

If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares, the Company shall, as expeditiously as practicable:

(a) use best efforts to cause a registration statement that registers such Registrable Shares to become and remain effective for a period of 90 days or until all of such Registrable Shares have been disposed of (if earlier);

(b) furnish, at least five business days before filing a registration statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by the Investors (the “Investors’ Counsel”), copies of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Investors’ Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

(c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least a period of 90 days or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

(d) notify Investors’ Counsel in writing (i) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(e) use best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Investors reasonably request and do any and all other acts and things that may be reasonably necessary or advisable to enable the Investors to consummate the disposition in such jurisdictions of the Registrable Shares owned by the Investors; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (e) or to provide any material undertaking or make any changes in its By-laws or Charter which the Board of Directors determines to be contrary to the best interests of the Company or to modify any of its contractual relationships then existing;

(f) furnish to the Investors holding such Registrable Shares such number of copies of a summary prospectus, if any, or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Investors may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

(g) without limiting subsection (e) above, use commercially reasonable efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Investors holding such Registrable Shares to consummate the disposition of such Registrable Shares;

(h) notify the Investors holding such Registrable Shares on a timely basis at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in subparagraph (a) of this Section 6, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made and, at the request of the Investors, prepare and furnish to such Investors a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made;

(i) subject to the execution of confidentiality agreements in form and substance satisfactory to the Company, make available upon reasonable notice and during normal business hours, for inspection by the Investors holding such Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the Investors or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such registration statement. Any of the Information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Information is required by law or regulation or ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Information has been made generally available to the public; the Investors agree that they will, to the extent permitted by law, upon learning that disclosure of such Information is required by law or regulation or sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

(j) use commercially reasonable efforts to obtain from its independent certified public accountants “cold comfort” letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

(k) obtain from its counsel an opinion or opinions in form satisfactory to the Investors;

(l) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares;

(m) issue to any underwriter to which the Investors holding such Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

(n) list such Registrable Shares on any national securities exchange on which any Ordinary Shares are listed;

(o) otherwise comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, an earning statement (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

(p) subject to all the other provisions of this Agreement, use best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

Each holder of the Registrable Shares, upon receipt of any notice from the Company of any event of the kind described in Section 6(h) hereof, shall forthwith discontinue disposition of the Registrable Shares pursuant to the registration statement covering such Registrable Shares until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(h) hereof, and, if so directed by the Company, such holder shall deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.

Section 7. Expenses.

All expenses incurred by the Company in complying with Section 6, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, any fee charged by any depositary bank, transfer agent or share registrar, fees and expenses of the Company’s counsel and accountants and reasonable fees and expenses of the Investors’ Counsel, shall be borne by the Company.

Section 8. Indemnification.

(a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the holders of Registrable Shares, each underwriter, broker or any other person acting on behalf of the holders of Registrable Shares, each director or officer of any of the foregoing persons, and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities to which any of the foregoing persons may become subject under the Securities Act insofar as such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act, Exchange Act or “blue sky” laws; and shall reimburse the holders of Registrable Shares, such underwriter, such broker or such other person acting on behalf of the holders of Registrable Shares, each director or officer of any of the foregoing persons, and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to a holder to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said registration statement, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with information furnished to the Company by such holder of Registrable Shares or its counsel or underwriter for use in the preparation thereof; provided further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, allegedly untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of any Investor, underwriter, broker or other person acting on behalf of holders of the Registrable Shares from whom the person asserting any loss, claim, damage, liability or expense purchased the Registrable Shares that are the subject thereof, if a copy of such final prospectus had been made available to such person and such Investor, underwriter, broker or other person acting on behalf of holders of the Registrable Shares and such final prospectus was not delivered to such person with or prior to the written confirmation of the sale of such Registrable Shares to such person.

(b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each holder of Registrable Shares shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 8) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the holders of Registrable Shares and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with information furnished by such holder to the Company or such underwriter for use in connection with the preparation of such registration statement, final prospectus, amendment, supplement or document, provided, however, that the indemnity contained in this Section 8 shall not apply to amounts paid in settlement of any damages if settlement is effected without the consent of that holder (which consent shall not be unreasonably withheld) and provided, further, that each holder’s liability under this Section 8 shall not exceed the holder’s proceeds (after deduction of underwriting discounts and selling commissions, which shall be for the account of such holder) from the offering of securities made in connection with that registration. Any indemnification pursuant to this Section 8 shall be several, and not joint and several, among the holders whose Registrable Securities are included in the registration.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 8, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have compromised the indemnifying party’s position) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party on account of this Section 8. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof.

(d) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation that does not take account of the equitable considerations referred to herein. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person.

Section 9. Underwriting Agreement.

Notwithstanding the provisions of Section 5, Section 6, Section 7 and Section 8, to the extent that the Investors shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such Sections, the provisions contained in such agreement addressing such issue or issues shall control.

Section 10. Information by Holder.

The Investors shall furnish to the Company such written information regarding the Investors and the distribution proposed by the Investors as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

Section 11. Exchange Act Compliance.

From the Registration Date or such earlier date as a registration statement filed by the Company pursuant to the Exchange Act relating to any class of the Company’s securities shall have become effective, the Company shall comply with all of the reporting requirements of the Exchange Act applicable to it (whether or not it shall be required to do so, but specifically excluding Section 14 of the Exchange Act if not then applicable to the Company) and shall comply with all other public information reporting requirements of the Commission that are conditions to the availability of Rule 144 for the sale of Ordinary Shares. The Company shall cooperate with the Investors in supplying such information as may be necessary for the Investors to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

Section 12. No Conflict of Rights.

The Company represents and warrants to the Investors that other than as provided in, or superseded by, this Agreement, the Company has not granted any rights to any shareholder or other person with respect to the registration of securities of the Company. The Company shall not, after the date hereof, grant any registration rights that conflict with or impair, or rank superior to, the registration rights granted hereby.

Section 13. Termination.

This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Shares outstanding.

Section 14. Successors and Assigns.

This Agreement shall bind and inure to the benefit of the Company and the Investors and, subject to Section 15, the respective successors and assigns of the Company and the Investors.

Section 15. Assignment.

Each Investor may assign its rights hereunder to any purchaser or transferee of Registrable Shares; provided, however, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Investor whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Investor herein and had originally been a party hereto. Except as provided in the preceding sentence, no party hereto may assign this Agreement without the prior written consent of the other parties to this Agreement.

Section 16. Entire Agreement.

This Agreement and the other writings referred to herein delivered pursuant hereto contain the entire agreement among the Investors and the Company with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto, including, without limitation, the Prior Agreement as it pertains to the Company, the Series A Investors and the Series B Investors.

Section 17. Notices.

All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

(i) if to the Company, to:

CGEN Digital Media Company Limited

Suite 3293-94, Tower B, City Center of Shanghai

No. 100 Zunyi Rd.

Shanghai 200051, P.R. China

Telephone: +86 21 6237 2200

Telecopy: +86 21 6237 1918

Attention: CEO

with a copy to:

Paul Hastings Janofsky & Walker

22/F, Bank of China Tower

1 Garden Road

Central

Hong Kong

Telephone: +852 2867 1288

Telecopy: +852 2526 2119

Attention: Basil Hwang

(ii) if to the Investors, to their respective addresses set forth on Schedule I hereto, with a copy to counsel to such Investor indicated thereon.

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy (with confirmation of receipt), on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch or three (3) business days after such deposit for international deliveries and (c) in the case of mailing (with return receipt requested), on the third business day after the posting thereof. A delivery between the People’s Republic of China and Hong Kong shall be considered an international delivery.

Section 18. Modifications; Amendments; Waivers.

The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by the Company and the holders of a majority of the Registrable Shares then outstanding.

Section 19. Counterparts; Facsimile Signatures.

This Agreement may be executed by facsimile signature and may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Section 20. Headings.

The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 21. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of New York applicable to contracts made and to be performed wholly therein.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date and year first written above.

CGEN DIGITAL MEDIA COMPANY LIMITED

/s/
By:
Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

S.I. TECHNOLOGY VENTURE CAPITAL LIMITED

/s/
By:
Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

SUMITOMO CORPORATION EQUITY ASIA LIMITED

/s/
By:
Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

JAFCO ASIA TECHNOLOGY FUND III

/s/
By:
Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

TDF CAPITAL CHINA II, LP

/s/
By:
Title:

TDF CAPITAL ADVISORS, LP

/s/
By:
Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

HUITUNG INVESTMENTS (BVI) LIMITED

/s/
By:
Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

REDPOINT VENTURES II, L.P. By its General Partner Redpoint Ventures II, LLC

/s/
By:
Title:

REDPOINT ASSOCIATES II, LLC, as nominee

/s/
By:
Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

CPI BALLPARK INVESTMENTS LTD.

/s/
By:
Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

Schedule I

Investors

S.I. Technology Venture Capital Limited

26/F, Harcourt House

39 Gloucester Road

Wanchai, Hong Kong

Tel: +852 2529 5652

Fax: +852 2520 0128

Attn: Philip P. Zhai, PhD.

Sumitomo Corporation Equity Asia Limited

Suite 602, 6th Floor

One International Finance Centre

One Harbour View Street

Central

Hong Kong

Tel: +852 2295 0300

Fax: +852 2295 0600

Attn: Tsuyoshi Konda

JAFCO Asia Technology Fund III

c/o JAFCO Investment (Asia Pacific) Ltd.

6 Battery Road

#42-01

Singapore 049909

Fax: +65 6221 3690

Attn: The President

with a copy to:

JAFCO Investment (Hong Kong) Ltd

30/F, Two International Finance Centre

8 Finance Street

Central, Hong Kong

Tel: +852 2536 1960

Fax: +852 2536 1979

Attn: General Manager

TDF Capital China II, LP

or TDF Capital Advisors, LP

Unit 2505, K. WAH Center

1010 Huaihai Zhong Road

Shanghai 200031

People’s Republic of China

Tel. No.: +86 (21) 5467-0500

Fax. No.: +86 (21) 5404-7557

Attention: Ian Goh

Huitung Investments (BVI) Limited

Room 2211,

Shui On Plaza

333 Huai Hai Zhong Road,

Shanghai 200021

People’s Republic of China

Tel. No.: +86 (21) 64275896-15

Fax. No.: +86 (21) 6385 3266

Attention: David Tso

Redpoint Ventures II, L.P.

or Redpoint Associates II, LLC

3000 Sand Hill Road

Building 2, Suite 290

Menlo Park, CA 94025

Fax No.: 650-854-5762

Attention: John L. Walecka

CPI Ballpark Investments Ltd.

c/o Merrill Lynch (Asia Pacific) Limited

17th Floor, ICBC Tower

3 Garden Road

Central, Hong Kong

Tel:	852 2161 7650
Fax:	852 2161 7148
Attention:	Sampson Lew